Exhibit 99.1

News Release

Celanese Corporation

222 West Las Colinas Blvd.

Suite 900N

Irving, Texas 75039

Celanese Unlocks Shareholder Value Through Monetization of
Polyplastics Joint Venture; Engineered Materials Well-Positioned
to Continue Growth Trajectory

$1.575 billion all-cash sale of Polyplastics equity investment; Celanese concurrently announces $500 million increase to share repurchase program

DALLAS (July 20, 2020) – Celanese Corporation (NYSE: CE), a global chemical and specialty materials company, today announced it has reached a definitive agreement to sell its 45 percent equity investment in the Polyplastics joint venture to Daicel Corporation for $1.575 billion. Following the completion of the transaction, Daicel will own 100 percent of Polyplastics.

“Celanese has been investing in and rapidly growing our base business in Engineered Materials globally over the last 10 years” said Lori Ryerkerk, Celanese Chairman and Chief Executive Officer. “Among the advantages that set Celanese apart from our peers is our ability to leverage our unique business models and flexible strategy to deliver sustainable growth, especially in key markets served by our Engineered Materials business. We plan to use this opportunity to monetize a historically passive investment and allocate significant capital to higher growth businesses within Celanese. At the conclusion of this joint venture relationship with Daicel, we extend our gratitude for their partnership and collaboration over the past 50-plus years in jointly bringing innovative products to customers and consumers worldwide.”

Celanese’s Engineered Materials presence in Asia is significantly greater now than when the Company entered the region more than 50 years ago. This definitive agreement with Daicel is an intentional departure from a legacy relationship to a contemporary approach which will drive future growth and greater customer development and expansion opportunities. Celanese will continue to compete with Polyplastics (Daicel) in markets and regions where there is overlapping product lines.

“The Engineered Materials business of Celanese is well-positioned to continue its growth trajectory as we increase investment in new product development to serve customer demand in growth segments and key geographies,” said Tom Kelly, Senior Vice President, Engineered Materials, Celanese. “We will continue to invest in product expansion to serve the growing demand in applications such as 5G, advanced mobility, medical/pharma, and sustainable materials. Celanese also plans to expand its manufacturing capacity and advance its T&I capabilities in Asia to meet rapidly growing demand in the region.”

Financial Highlights and Closing

Celanese is expected to deploy the proceeds from this all-cash transaction in value-generating opportunities, including the increase in share repurchases described below that will be accretive to EPS to offset earnings from the Polyplastics joint venture, investments in organic growth, and the judicious use of cash consistent with Celanese’s disciplined capital deployment strategy.

Celanese expects to complete this transaction in the second half of this fiscal year, subject to necessary regulatory approvals and customary closing conditions. Until then, Polyplastics will continue to operate under its current joint venture ownership and management structure.

Increased Share Repurchase Authorization

Celanese also announced that its Board of Directors has approved an increase of $500 million to its existing share repurchase authorization. The additional authorization represents approximately 5 percent of the Company’s shares outstanding.

Prior to this increase, approximately $1.063 billion remained on the existing share repurchase authorization which remains available in addition to the new $500 million share repurchase authorization, bringing the total authorization to $1.563 billion, or approximately 15 percent of the Company’s shares outstanding.

Conference Call with Celanese Management at 12:00 noon Central on Monday, July 20, 2020

Celanese management will host a conference call on Monday, July 20 at 12:00 noon Central time. Lori Ryerkerk, Chairman and Chief Executive Officer; Tom Kelly, Senior Vice President, Engineered Materials; and Scott Richardson, Chief Financial Officer, will be available to discuss this announcement, corporate strategy, and capital allocation priorities from this transaction. The Company’s presentation can be found on its website at www.investors.celanese.com under News & Events > Events Calendar. This call will be available by webcast at www.investors.celanese.com or by phone:

•	Dial-in Number: 877-737-7051
•	International Dial-In Number: 201-689-8878
•	Please ask for the Celanese Webcast Conference ID: 13707358

Alternatively, to enter the call immediately without waiting for operator assistance, attendees may pre-register for the call by clicking the link below. Once registered, attendees will receive an Outlook calendar invite with the date and time of call, the dial-in phone number and the unique attendee pin which is sent automatically to the email address provided.

http://services.incommconferencing.com/DiamondPassRegistration/register?confirmationNumber=13707358&linkSecurityString=cdbc84f66

An audio replay and transcript of the webcast will be available at the same link. The materials will be filed with the Securities and Exchange Commission on a Form 8-K prior to the call.

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About Polyplastics

Since 1964, Celanese and Daicel have operated a joint venture in which Celanese has maintained a 45 percent equity ownership share and Daicel has maintained a 55 percent equity ownership share. This joint venture, known as Polyplastics and headquartered in Japan, is a leading supplier, manufacturer and marketer of engineered materials including acetyl copolymer (POM), liquid-crystal polymer (LCP) and polyphenylene sulfide (PPS) polymer.

About Celanese

Celanese Corporation is a global chemical leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 7,700 employees worldwide and had 2019 net sales of $6.3 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.

Celanese Contacts:

Investor Relations	Media Relations – Global	Media Relations Europe (Germany)
Abe Paul	W. Travis Jacobsen	Petra Czugler
+1 972 443 4432	+1 972 443 3750	+49 69 45009 1206
abraham.paul@celanese.com	william.jacobsen@celanese.com	petra.czugler@celanese.com

Forward-Looking Statements: This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company or its customers will realize these benefits or that these expectations will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. These include the timing of the closing of the transaction described herein, the Company’s ability to obtain regulatory approval for, and satisfy closing conditions to, any transactions described herein and the Company’s ability to identify and execute on other attractive investment opportunities towards which to deploy capital. Numerous other factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.